Rule 424(b)(2)
                                     Registration No. 333-11239




PRICING SUPPLEMENT NO.   19    , DATED    July 24, 1997

(To Prospectus dated September 13, 1996 and Prospectus Supplement dated September 13, 1996)


                       ENERGEN CORPORATION
                   Medium-Term Notes, Series A
                         CUSIP #29265AAR7


FIXED RATE NOTE

Trade Date:                 July 24, 1997

Principal Amount:   $10,000,000    Original Issue Date:   7/29/97

Issue Price:          100% (Par)   Commission Rate:      0.750%

Net Proceeds:       $9,925,000

Interest Rate Per Annum:  7.35 %   Stated Maturity Date:   7/28/27

Interest Payment Dates:   April 1 and October 1

Presenting Agent:     Smith Barney, Inc.             , as agent

Additional Terms:   None